EQUITY TRANSFER AGREEMENT

Party A (Transferor):	Han Lingzhi
ID No.:	341602197208116069

Party B (Transferee):	Shandong Global Pharm Group, Ltd.

Party A hereto agrees to transfer its 62% equity interest of RMB 12.4 million in Bozhou Xinghe Pharmaceutical Co., Ltd. to Party B through the negotiation of the two parties.

The two parties handled the filing procedures for equity change.

The detailed provisions for transfer of the two parties shall comply with the Merger and Acquisition Agreement signed hereto.

Party A

Han Lingzhi	)

Party B

Shandong Global Pharm	)
Group, Ltd.	)

Song Yanliang
Representative

Signing date: July 4, 2011